EXECUTION COPY

GOLDMAN SACHS & CO. 185 BROAD STREET  NEW YORK, NEW YORK 10004
TEL: 212-902-1000
                                                        Opening Transaction

To:       Techne Corporation
          614 McKinley Place N.E.
          Minneapolis. MN 55413

From:     Goldman, Sachs & Co.

Subject:  Accelerated Share Repurchase Transaction - VWAP Pricing
          (Collared and Non-Collared)

Ref. No:  EN50B4000000000

Date:     March 1, 2005

This master confirmation ("Master Confirmation") dated as of March 1, 2005, is intended to supplement the terms and provisions of certain Transactions (each, a "Transaction") entered into from time to time between Goldman, Sachs & Co. ("GS&Co.") and Techne Corporation ("Counterparty"). This Master Confirmation, taken alone, is neither a commitment by either party 10 enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Annex A or Annex B hereto, as the case may be, which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation and each Supplemental Confirmation evidences a complete binding agreement between the Counterparty and GS&Co. as to the terms of each Transaction to which this Master Confirmation and the related Supplemental Confirmation relates.

All provisions contained in or incorporated by reference in the form of the 1992 ISDA Master Agreement (Multi-Currency Cross Border) (the "ISDA Form" or the "Agreement") will govern this Master Confirmation and each Supplemental Confirmation except as expressly modified hereby or thereby. Subject to the preceding sentence, this Master Confirmation and each Supplemental Confirmation, together with all other documents referring to the Agreement confirming Transactions entered into between GS&Co. and Counterparty, shall supplement, form a part of, and be subject to the ISDA Form as if GS&Co. and Counterparty had executed the Agreement (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars ("USD") as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, (iii) the replacement of the word "third" in the last line of Section 5(a)(i) with the word "first" and (iv) the election that the "Cross Default" provisions of Section 5(a)(vi) shall apply to Counterparty, with a "Threshold Amount" of USD 50 million).

All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Transaction except as expressly modified below or in the related Supplemental Confirmation. With respect to any relevant Transaction, the Agreement, this Master Confirmation and the related Supplemental Confirmation, together with an other documents referring to the Agreement confirming Transactions entered into between GS&Co. and Counterparty, shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

If, in relation to any Transaction to which this Master Confirmation and related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions that are incorporated into any Supplemental Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Agreement; and (iv) the Equity Definitions.

     l. Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in each Supplemental Confirmation (in respect of each relevant Transaction), shall govern each such Transaction.

General Terms:

   Trade Date:                    For each Transaction, as set forth in the
                                  Supplemental Confirmation.

   Seller:                        Counterparty

   Buyer:                         GS&Co.

   Shares:                        Common Stock (par value $0.01) of
                                  Counterparty
                                  (Ticker:TECH)

   Number of Shares:              For each Transaction. as set forth in the
                                  Supplemental Confirmation.

   Forward Price:                 For each Transaction, as set forth in the
                                  Supplemental Confirmation.

   Capped Settlement Amount:      For each Collared Transaction, as set
                                  forth in the Supplemental Confirmation.

   Floor Settlement Amount:       For each Collared Transaction, as set
                                  forth in the Supplemental Confirmation.

   Hedge Forward Differential:    For each Collared Transaction, as set forth
                                  in the Supplemental Confirmation.

   Hedge Forward
   Cash Settlement Amount:        For each Collared Transaction, as set forth
                                  in the Supplemental Confirmation.

   Collared Transaction:          A Transaction entered into pursuant to a
                                  Supplemental Confirmation in the form of Annex B hereto.

   Prepayment:                    Not Applicable

   Variable Obligation:           Not Applicable

   Exchange:                      NASDAQ

   Related Exchange(s):           All Exchanges

   Market Disruption Event:       The definition of "Market Disruption Event"
                                  in Section 6.3(a) of the Equity Definitions is hereby amended by inserting the words
                                  "at any time on any Scheduled Trading Day during the Valuation Period or" after the word "material," in the third line thereof.

   Counterparty Additional
   Payment Amount:                For each Transaction, as set forth in the
                                  Supplemental Confirmation, Counterparty
                                  shall pay the Counterparty Additional
                                  Payment Amount to GS&Co. on the Cash
                                  Settlement Payment Date.

Valuation:

   Valuation Period:              Each Scheduled Trading Day during the
                                  period commencing on and including the
                                  first succeeding Scheduled Trading Day
                                  following the Trade Date, or, for Collared
                                  Transactions, the first succeeding
                                  Scheduled Trading Day following the Hedge
                                  Completion Date (as defined in the
                                  Supplemental Confirmation), to and
                                  including the Valuation Date (but excluding any day(s) on which the Valuation Period is suspended in accordance with Section 5 herein and including any day(s) by which the Valuation Period is extended pursuant to the provision below).

                                  Notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Day in the Valuation Period is a Disrupted Day, the Valuation Date shall be postponed and the Calculation Agent in its sole discretion shall extend the Valuation Period and make adjustments to the weighting of each Relevant Price for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares. To the extent that there are 9 consecutive Disrupted Days during the Valuation Period, then notwithstanding the occurrence of a Disrupted Day, the Calculation Agent shall have the option in its sole discretion to either determine the Relevant Price using its good faith estimate of the value for the Share on such 9th consecutive day or elect to further extend the Valuation Period as it deems necessary.

   Valuation Date:                For each Transaction, as set forth in the
                                  Supplemental Confirmation (as the same may be postponed in accordance with the provisions of "Valuation Period" and
                                  Section 5 herein).

Settlement Terms:

   Settlement Currency:           USD (all amounts shall be converted to the
                                  Settlement Currency in good faith and in a commercially reasonable manner by the
                                  Calculation Agent).

   Settlement Method Election:    Applicable; provided that Section 7.1 of
                                  the Equity Definitions is hereby amended by deleting the word "Physical" in the sixth line thereof and replacing it with the words "Net Share" and deleting the word
                                  "Physical" in the last line thereof and
                                  replacing it with word "Cash".

   Electing Party:                Counterparty

   Settlement Method
   Election Date:                 20 Scheduled Trading Days prior to the
                                  originally scheduled Valuation Date.

   Default Settlement Method:     Cash Settlement

   Additional Cash Settlement
   Procedures:                    In addition to the payments payable
                                  pursuant to Section 8.4(a) of the Equity
                                  Definitions, the following additional
                                  amounts will be payable on the Cash
                                  Settlement Payment Date:

                                  (a) If the Collared Forward Cash
                                  Settlement Amount is a positive number,
                                  then Seller shall pay to Buyer the Collared
                                  Forward Cash Settlement Amount (such amount, the "Net Cash Amount"); or

                                  (b) if the Collared Forward Cash Settlement
                                  Amount is a negative number, then Buyer shall pay to Seller the absolute value of the Collared Forward Cash Settlement Amount.

   Collared Forward
   Cash Settlement Amount:        An amount in the Settlement Currency equal
                                  to the sum of the Hedge Forward Differential and:

                                  (a) if the Hedge Forward Cash Settlement
                                  Amount is a positive number, the lesser of the Hedge Forward Cash Settlement Amount and the Capped Settlement Amount; or

                                  (b) if the Hedge Forward Cash Settlement
                                  Amount is a negative number, the lesser of the absolute value of the Hedge Forward Cash Settlement Amount and the Floor Settlement Amount.

   Forward Cash
   Settlement Amount:             An amount in the Settlement Currency equal to
                                  the product of (a) the Number of Shares
                                  multiplied by one minus the Applicable
                                  Percentage, multiplied by (b) an amount equal to (i) the Settlement Price minus (ii) the Forward Price.

   Applicable Percentage:         For each Transaction, as set forth in the
                                  Supplemental Confirmation.

   Settlement Price:              The arithmetic mean of the Relevant Prices of
                                  the Shares for each Exchange Business Day in the Valuation Period.

   Relevant Price:                The NASDAQ Volume Weighted Average Price per
                                  share of the Shares for the regular trading session (including any extensions thereof) of the Exchange on the related Exchange
                                  Business Day (without regard to pre-open or after hours trading outside of such regular trading session) as published by Bloomberg at 4: 15 p.m. New York time on such date. For purposes of calculating Relevant Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule I Ob-18(b )(2), and pursuant to the conditions of Rule I Ob-18
                                  (b )(3) and (b)( 4) each under the Exchange
                                  Act (as defined herein).


   Cash Settlement Payment Date:  3 Currency Business Days after the Valuation
                                  Date.

   Counterparty's Contact Details
   for Purpose of Giving Notice:   Gregory J. Melsen
                                   Techne Corporation
                                   Vice President Finance and Chief
                                   Financial Officer
                                   614 McKinley Place N.E.
                                   Minneapolis, MN 55413
                                   Telephone No.: (612) 656-4472
                                   Facsimile No.: (612) 379-6580

   GS&Co.' s Contact Details for
   Purpose of Giving Notice:       Telephone No.: (212) 902-8996
                                   Facsimile No.: (212) 902-0112
                                   Attention: Equity Operations: Options
                                              and Derivatives

                                   With a copy to:
                                   Kelly Coffey
                                   Equity Capital Markets
                                   One New York Plaza
                                   New York, NY 10004 Telephone
                                   No.: (212) 902-1037
                                   Facsimile No.: (212) 902-5305

Net Share Settlement:

   Net Share Settlement Procedures: Net Share Settlement shall be made in accordance with the procedures attached
                                    hereto as Annex C.

   Net Share Settlement Price:     (a) in respect of any Share for which the
                                   Exchange is an auction or "open outcry"
                                   exchange that has a price as of the
                                   Valuation Time at which any trade can be submitted for execution, the Net Share
                                   Settlement Price shall be the price per
                                   Share as of the Valuation Time on the Net
                                   Share Valuation Date as reported in the
                                   official real-time price dissemination
                                   mechanism for such Exchange, (b) in respect of any Share for which the Exchange is a dealer exchange or dealer quotation system, the Net Share Settlement Price shall be the mid-point of the highest bid and lowest ask prices quoted as of the Valuation
                                   Time on the Net Share Valuation Date (or the last such prices quoted immediately before the Valuation Time) without regard to quotations that "lock" or "cross" the dealer exchange or dealer quotation system. In an cases the Net Share Settlement Price shall be reduced by the per Share amount of the underwriting discount and/or commissions agreed to pursuant to the equity underwriting agreement contemplated by the Net Share
                                   Settlement Procedures and (c) notwith-
                                   standing anything to the contrary in (b) above, where NASDAQ is the Exchange, the Net Share Settlement Price will be the
                                   NASDAQ Official Closing Price (NOCP) as of the Valuation Time on the Net Share
                                   Valuation Date as reported in the official price determination mechanism for the
                                   Exchange.

   Valuation Time:                 As provided in Section 6.1 of the Equity
                                   Definitions; provided that Section 6.1 of the Equity Definitions is hereby amended by inserting the words "Net Share Valuation
                                   Date," before the words "Valuation Date" in the first and third lines thereof.

   Net Share Valuation Date:       The Exchange Business Day immediately
                                   following the Valuation Date.

   Net Share Settlement Date:      The third Exchange Business Day immediately
                                   following the Valuation Date.

   Reserved Shares:                For each Transaction) as set forth in the
                                   Supplemental Confirmation.

Share Adjustments:

   Method of Adjustment:           Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:

   (a) Share-for-Share:            Modified Calculation Agent Adjustment

   (b) Share-for-Other:            Cancellation and Payment on that portion of
                                   the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

   (c) Share-for-Combined:         Component Adjustment

   Determining Party:              GS&Co.

Tender Offer:                      Applicable

Consequences of Tender Offers:

   (a) Share-for-Share:            Modified Calculation Agent Adjustment

   (b) Share-for-Other:            Cancellation and Payment on that portion of
                                   the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

   (c) Share-for-Combined:         Component Adjustment

   Determining Party:              GS&Co.

Nationalization, Insolvency
or Delisting:                      Negotiated Close-out; provided that in
                                   addition to the provisions of Section
                                   12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York
                                   Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

   (a) Change in Law:              Applicable

   (b) Failure to Deliver:         Not Applicable

   (c) Insolvency Filing:          Applicable

   (d) Loss of Stock Borrow:       Applicable; furthermore Sections 12.9(a)(vii)
                                   and 12.9(b)(iv) of the Equity Definitions are amended by deleting the words "at a rate equal to or less than the Maximum Stock Loan
                                   Rate" and replacing them with "at a rate of return equal to or greater than zero".

   Hedging Party:                  GS&Co.

   Determining Party:              GS&Co.

Non-Reliance:                      Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:      Applicable

Additional Acknowledgements:       Applicable


Net Share Settlement following
Extraordinary Event:               Counterparty shall have the right, in its
                                   sole discretion, to make any payment required to be made by it pursuant to Sections 12.7 or
                                   12.9 of the Equity Definitions (except with respect to any portion of the consideration for the Shares consisting of cash in the event of a Merger Event or Tender Offer) following the occurrence of an Extraordinary
                                   Event by electing to Net Share Settle the Transactions under this Master Confirmation in accordance with the terms, and subject to the conditions, for Net Share Settlement herein by giving written notice to GS&Co. of such election on the day that the notice fixing the date that the Transactions are terminated or cancelled, as the case may be, (the "Cancellation Date") pursuant to the applicable provisions of Section 12 of the Equity Definitions is effective. If
                                   Counterparty elects Net Share Settlement:
                                   (a)the Net Share Valuation Date shall be the date specified in the notice fixing the date that the Transactions are terminated or cancelled, as the case may be; provided that the Net Share Valuation Date shall be either the Exchange Business Day that such notice is effective or the first Exchange Business Day immediately following the Exchange Business
                                   Day that such notice is effective, (b) the Net Share Settlement Date shall be deemed to be the Exchange Business Day immediately following the Cancellation Date and (c) a1l references to the Forward Cash Settlement
                                   Amount or the Net Cash Amount, as the case may be, in Annex C hereto shall be deemed to be references to the Cancellation Amount.

Net Share Settlement Upon
Early Termination:                 Counterparty shall have the right, in its
                                   sole discretion, to make any payment required to be made by it (the "Early Termination
                                   Amount") pursuant to Sections 6(d) and 6(e) of the Agreement following the occurrence of an Early Termination Date in respect of the Agreement by electing to Net Share Settle all the Transactions under this Master
                                   Confirmation in accordance with the terms, and subject to the conditions, for Net Share
                                   Settlement herein by giving written notice to GS&Co. of such election on the day that the notice fixing an Early Termination Date is effective. If Counterparty elects Net Share
                                   Settlement: (a) the Net Share Valuation Date shall be the date specified in the notice fixing an Early Termination Date; provided that the Net Share Valuation Date shall be either the Exchange Business Day that such notice is effective or the first Exchange
                                   Business Day immediately following the
                                   Exchange Business Day that such notice is effective, (b) the Net Share Settlement
                                   Date shall be deemed to be the Exchange
                                   Business Day immediately following the Early
                                   Termination Date and (c) all references to Forward Cash Settlement Amount or the Net
                                   Cash Amount, as the case may be, in Annex C hereto shall be deemed references to the Early Termination Amount.

Transfer:                          Notwithstanding anything to the contrary in
                                   the Agreement, GS&Co. may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under any Transaction, in whole or in part, to an affiliate of GS&Co. that is guaranteed by The Goldman Sachs Group, Inc.
                                   without the consent of Counterparty.

GS&Co. Payment Instructions:       Chase Manhattan Bank New York
                                   For A/C Goldman, Sachs & Co.
                                   A/C #__________
                                   ABA: 021-000021

Counterparty Payment Instructions: To be provided by Counterparty

     2. Calculation Agent: GS&Co.

     3. Representations. Warranties and Covenants of GS&Co. and Counterparty.

(a) Each party represents and warrants that it (i) is an "eligible contract participant", as defined in the U.S. Commodity Exchange Act, as amended and (ii) is entering into each Transaction hereunder as principal (and not as agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party.

(b) Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder ("Regulation D"). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an "accredited investor" as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Master Confirmation and each Supplemental Confirmation, the Securities Act and state securities laws.

(c) Each party acknowledges that, for the avoidance of doubt, no collateral is required to be posted by Counterparty with respect to any Transaction.

     4. Additional Representations. Warranties and Covenants of Counterparty.

As of (i) the date hereof and (ii) the period of time from and including the time at which Counterparty places an order with GS&Co. for a Transaction (the "Time of the Order") to and including the Hedge Completion Date, Counterparty represents, warrants and covenants to GS&Co. that:

(a) Counterparty will provide notice to GS&Co. of any third-party tender offer of which it is aware for purposes of Rule 13e-l under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) is not entering into any Transaction on the basis of, and is not aware of, any material nonpublic information with respect to the Shares or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

(c) it is not entering into any Transaction to create, and will not engage in any other securities or derivative transaction to create, a false or misleading appearance of active trading or market activity in the Shares (or any security convertible into or exchangeable for the Shares), or which would otherwise violate the Exchange Act;

(d) Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form IO-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e) each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the Agreement and the Master Confirmation (including the use of derivatives) in substantially the form of such documents executed and delivered by the parties hereto to effect the Share buy-back program;

(f) notwithstanding the generality of Section 13.1 of the Equity Definitions, GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 149 or 150, EITF 00-19 (or any successor issue statements) or under FASB's Liabilities & Equity Project;

(g) it will not take any action or refrain from taking any action that would knowingly limit or in any way adversely affect GS&Co.'s rights under the Agreement, so long as GS&Co. is not in breach of the Agreement or this Master Confirmation, provided that the foregoing shall not in any manner be construed to limit Counterparty's ability to protect, preserve and pursue any of its rights under the Agreement or this Master Confirmation in a commercially reasonable manner;

(h) it has not, and during any Valuation Period (as extended pursuant to the provisions of Section 5 and "Valuation Period" herein) or Hedge Period will not, enter into agreements similar to the Transactions described herein where the valuation period in such other transaction will overlap at any time (including as a result of extensions in such valuation period as provided in the relevant agreements) with any Valuation Period (as extended pursuant to the provisions of
Section 5 and "Valuation Period" herein) or Hedge Period under this Master Confirmation. In the event that the valuation period in any other similar transaction overlaps with any Hedge Period or any Valuation Period under this Master Confirmation as a result of any extension made pursuant to the provisions of Section 5 and "Valuation Period" herein, Counterparty shall promptly amend such transaction to avoid any such overlap;

(i) during the Hedge Period and the Valuation Period (as extended or suspended pursuant to the provisions of Section 5 and "Valuation Period" herein) the Shares or securities that are convertible into, or exchangeable or exercisable for Shares are not subject to a "restricted period" as such term is defined in Regulation M promulgated under the Exchange Act ("Regulation M");

(j) upon entering into each Transaction the Counterparty covenants that it wi1l immediately retire or hold in treasury the Number of Shares purchased by it in connection with the relevant Transaction from an entity affiliated with GS&Co.; and

(k) it shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable.

     5. Suspension of Valuation Period and/or Hedge Period.

(a) If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty agrees that it wi1t, on one Scheduled Trading Day's written notice, direct GS&Co. not to purchase Shares in connection with hedging any Transaction during the "restricted period" (as defined in Regulation M). If on any Scheduled Trading Day Counterparty delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the "Notification Time") then such notice shall be effective to suspend the Valuation Period or the Hedge Period, as the case may be, as of such Notification Time. In the event that Counterparty delivers notice and/or confirms by telephone after the Notification Time, then the Valuation Period or the Hedge Period, as the case may be, shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and GS&Co. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day in such restricted period.

(b) In the event that GS&Co. concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.), for it to refrain from purchasing Shares on any Scheduled Trading Day during the Valuation Period or the Hedge Period, GS&Co. may by written notice to Counterparty elect to suspend the Valuation Period or the Hedge Period, as the case may be, for such number of Scheduled Trading Days as is specified in the notice. The notice shall not specify, and GS&Co. shall not otherwise communicate to Counterparty, the reason for GS&Co. 's election to suspend the Valuation Period or the Hedge Period. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.

(c) On one occasion and upon written notice to GS&Co. prior to 8:30 a.m. New York time on any Scheduled Trading Day during the Valuation Period and the Hedge Period, Counterparty may elect to suspend the Valuation Period or the Hedge Period, as the case may be, for such number of Scheduled Trading Days as is specified in the notice up to a maximum of 30 calendar days. The notice shall not specify, and Counterparty shall not otherwise communicate to GS&Co., the reason for Counterparty's election to suspend the Valuation Period or the Hedge Period. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.

(d) In the event Counterparty is subject to a third-party tender offer, and for purposes of Counterparty's compliance with Rule Be-I, Counterparty may elect, upon written notice to GS&Co. prior to 8:30 a.m. New York time on any Scheduled Trading Day during the Valuation Period and the Hedge Period, to suspend the Valuation Period or the Hedge Period, as the case may be, for such number of Scheduled Trading Days as is specified in the notice up to a maximum of 30 calendar days. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.

(e) In the event that the Valuation Period is suspended pursuant to Sections 5(a),(b), (c) or (d) above during the regular trading session on the Exchange then the Calculation Agent in its sole discretion shall, in calculating the Forward Cash Settlement Amount, extend the Valuation Period and make adjustments to the weighting of each Relevant Price for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the duration of any such suspension and the volume, historical trading patterns and price of the Shares.

      6. Counterparty Purchases. Counterparty represents, warrants and covenants to GS&Co. that for each Transaction:

(a) Counterparty (or any "affiliated purchaser" as defined in Rule 1 Ob-18 under the Exchange Act ("Rule 10b-18") shall not, without the prior written consent of GS&Co., purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule IOb-18 purchases of blocks (as defined in Rule I Ob-18)) during any Valuation Period or Hedge Period (as extended pursuant to the provisions of Section 5 and "Valuation Period" herein). During this time, any such purchases by Counterparty shall be made through GS&Co., or if not through GS&Co., with the prior written consent of GS&Co., and in compliance with Rule lOb-18 or otherwise in a manner that Counterparty and GS&Co. believe is in compliance with applicable requirements. Any such purchase by Counterparty shall be disregarded for purposes of determining the Forward Cash Settlement Amount. To the extent that Counterparty makes any such purchase other than through GS&Co., or other than in connection with any Transaction, Counterparty hereby represents and warrants to GS&Co. that (a) it will not take other action that would or could cause GS&Co.'s purchases of the Shares during the Valuation Period and the Hedge Period not to comply with Rule 1Ob-18 and (b) any such purchases will not otherwise constitute a violation of Section 9(a) or Rule 10(b) of the Exchange Act. This subparagraph (a) shall not restrict any purchases by Counterparty of Shares effected during any suspension of any Valuation Period or any Hedge Period in accordance with Section 5 herein and any purchases during such suspension shall be disregarded in calculating the Forward Cash Settlement Amount; and

(b) Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 1Ob5-1 under the Exchange Act ("Rule 10b5-1 "). It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule lOb5-l(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 1Ob5-l(c). Counterparty wi1l not seek to control or influence GS&Co. to make "purchases or sales" (within the meaning of Rule 1Ob5-1(c)(l)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, GS&Co.'s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 1Ob5-1.

     7. Additional Termination Events. Additional Termination Event will apply. The following will constitute Additional Termination Events, in each case with Counterparty as the sole Affected Party:

(a) Notwithstanding anything to the contrary in the Equity Definitions, the occurrence of a Nationalization, Insolvency or a Delisting (in each case effective on the Announcement Date as determined by the Calculation Agent);

(b) Notwithstanding anything to the contrary in the Equity Definitions, the occurrence of a Merger Event (effective on the Merger Date) or a Tender Offer (effective on the Tender Offer Date) in respect of which any Other Consideration received for the Shares does not consist of cash. For the avoidance of doubt, in the event that any portion of the consideration received for the Shares consists of cash or New Shares, this Additional Termination Event shall only apply with respect to all or any Transaction(s) (or portions thereof) remaining after giving effect to the provisions in "Consequences of Merger Events" or "Consequences of Tender Offers", as the case may be, above;

(c) GS&Co. shall reasonably believe in good faith that Counterparty will be unable to meet its obligations when due for any reason and Counterparty fails, after 10 Business Days prior written notice from GS&Co. to provide GS&Co. with reasonable assurance of its ability to perform: or

(d) Notwithstanding anything to the contrary in the Equity Definitions, an Extraordinary Dividend is declared by the Issuer.

     8. Additional Event of Default. The following will constitute an Event of Default for purposes of Section 5(a) of the Agreement (with Counterparty considered to be the Defaulting Party as a result of clause (a) and Counterparty or GS&Co. considered to be the Defaulting Party as a result of clause (b), as the case may be):

(a) Counterparty fails to perform any material obligation required to be performed under any other agreement between Counterparty and GS&Co. or its affiliated entities (after giving effect to any applicable notice requirement or grace period, or such default continues for at least three Exchange Business Days if there is no applicable notice requirement or grace period).

(b) Counterparty reasonably believes in good faith that continued performance of the Agreement by either party would contravene any law, regulation or order (or similar obligation to which it is subject) (such party shall be the Defaulting Party) or that GS&Co. has failed to comply with any federal or state securities laws or regulations or any applicable regulations of self-regulatory organizations of which it is a member in the performance of its obligations under the Agreement.

     9. Automatic Termination Provisions. Notwithstanding anything to the contrary in Section 6 of the Agreement:

(a) An Additional Termination Event with Counterparty as the sole Affected Party will automatically occur without any notice or action by GS&Co. or Counterparty if the price of the Shares on the Exchange at any time fans below the Termination Price (as specified in the related Supplemental Confirmation) provided that (for the avoidance of doubt only) such Additional Termination Event shall be an Additional Termination Event only with respect to the Transaction documented in such related Supplemental Confirmation. The Exchange Business Day that the price of the Shares on the Exchange at any time falls below the Termination Price will be the "Early Termination Date" for purposes of the Agreement.

(b) Notwithstanding anything to the contrary in Section 6(d) of the Agreement. fol1owing the occurrence of such an Additional Termination Event, GS&Co. will notify Counterparty of the amount owing under Section 6(e) of the Agreement within a commercially reasonable time period (with such period based upon the amount of time, determined by GS&Co. (or any of its Affiliates) in its sole discretion, that it would take to unwind any of its Hedge Position(s) related to the Transaction in a commercially reasonable manner based on relevant market indicia). For purposes of the "Net Share Settlement Upon Early Termination" provisions herein, (i) the date that such notice is effective (the "Notice Date") shall constitute the "Net Share Valuation Date", (ii) the Exchange Business Day immediately following the Notice Date shall be the Net Share Settlement Date and (iii) all references to the Net Cash Amount in Annex C hereto shall be deemed to be the Early Termination Amount.

     10. Special Provisions for Merger Events. Notwithstanding anything to the contrary herein or in the Equity Definitions, to the extent that an Announcement Date for a potential Merger Transaction occurs during any Valuation Period:

(a) Promptly after request from GS&Co., Counterparty shall provide GS&Co. with written notice specifying (i) Counterparty's average daily Rule 1Ob-18 Purchases (as defined in Rule lOb-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through GS&Co. or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 1Ob-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct. Counterparty understands that GS&Co. will use this information in calculating the trading volume for purposes of Rule 1Ob-18; and

(b) GS&Co. in its sole discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Valuation Date, the Counterparty Additional Payment Amount and the Number of Shares to account for the number of Shares that could be purchased on each day during the Valuation Period in compliance with Rule 1Ob-18 following the Announcement Date or (ii) treat the occurrence of the Announcement Date as an Additional Termination Event with Counterparty as the sole Affected Party.

"Merger Transaction" means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule IOb-18(a)(l3)(iv) under the Exchange Act.

     11. Special Calculation and Settlement Following Early Termination and Extraordinary Events. Notwithstanding anything to the contrary in this Master Confirmation or any Supplemental Confirmation hereunder, in the event that an Extraordinary Event under Article 12 of the Equity Definitions occurs or an Early Termination Date occurs or is designated with respect to any Transaction (each an "Affected Transaction"), then GS&Co. may elect, in its sole discretion, by notice to Counterparty, to have Counterparty deliver the Number of Early Settlement Shares to GS&Co. on the date that such notice is effective and either GS&Co. shall pay to Counterparty the Special Termination Amount, if positive, or Counterparty shall pay to GS&Co. the absolute value of the Special Termination Amount, if negative. To the extent that Counterparty elects to deliver Shares to GS&Co. accompanied by an effective Registration Statement (satisfactory to GS&Co. in its sole discretion) covering such Shares, Counterparty must be in compliance with the conditions specified in (iii) though (ix) in Annex C hereto at the time of such delivery. If Counterparty elects to deliver Unregistered Shares (as defined in Annex C) to GS&Co., Counterparty and GS&Co. will negotiate in good faith on acceptable procedures and documentation relating to the sale of such Unregistered Shares. Counterparty and GS&Co. agree that the payment of the Special Termination Amount and the delivery of the Number of Early Settlement Shares satisfies in full any obligation of a party to make any payments pursuant to Section 6(e) of the Agreement or Article 12 of the Equity Definitions. as the case may be.

"Number of Early Settlement Shares" means a number of Shares as determined by GS&Co. in a good faith and commercially reasonable manner based on its or any of its Affiliates' Hedge Positions with respect to each Affected Transaction under this Master Confirmation.

"Special Termination Amount" means, without duplication, the sum of (a) the product of (i) the Number of Early Settlement Shares multiplied by (ii) a per Share price (the "Early Termination Price") determined by GS&Co. in a good faith and commercially reasonable manner based on relevant market indicia, including GS&Co.'s funding costs associated with Early Settlement Shares and costs incurred or estimated to be incurred by GS&Co. in connection with the purchase and sale of Shares in order to close out GS&Co.'s or any of its Affiliates' Hedge Positions with respect to each Affected Transaction and, in the event that Counterparty delivers Unregistered Shares to GS&Co., whether GS&Co. and Counterparty have agreed on acceptable procedures and documentation relating to such Unregistered Shares as described above and (b) any amount owing under
Section 6(e) of the Agreement or pursuant to Article 12 of the Equity Definitions, as the case may be, by GS&Co. to Counterparty (expressed as a positive number) or by Counterparty to GS&Co. (expressed as a negative number).

     12. Acknowledgments. The parties hereto intend for:

(a) Each Transaction to be a "securities contract" as defined in Section 741
(7) of the U.S. Bankruptcy Code (Title II of the United States Code) (the "Bankruptcy Code"), a "swap agreement" as defined in Section 101(53B) of the Bankruptcy Code, or a "forward contract" as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17),555, 556, and 560 of the Bankruptcy Code;

(b) A party's right to liquidate or terminate any Transaction, net out or offset termination values of payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" (as defined in the Bankruptcy Code);

(c) Any cash, securities or other property transferred as performance assurance, credit support or col1ateral with respect to each Transaction to constitute "margin payments" (as defined in the Bankruptcy Code);

(d) All payments for, under or in connection with each Transaction, an payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers" (as defined in the Bankruptcy
Code); and

(e) GS&Co. to not have any rights that rank higher than those rights held by shareholders of Shares.

     13. Calculations on Early Termination and Set-Off.

(a) Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts, Unpaid Amounts and amounts owed in respect of cancelled Transactions under Article 12 of the Equity Definitions shall be calculated separately for (A) all Terminated Transactions (it being understood that such term for the purposes of this paragraph includes cancelled Transactions under Article 12 of the Equity Definitions) in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the "Equity Shares") as determined by the Calculation Agent and
(B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the "Other Shares") and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares. In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.

(b) The parties agree to amend Section 6 of the Agreement by adding a new
Section 6(f) thereto as follows:

"(f) Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party ("X"), the other party ("V") will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

     14. Payment Date Upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective.

     15. Governing Law. The Agreement, this Master Confirmation and each Supplemental Confirmation and all matters arising in connection with the Agreement. this Master Confirmation and each Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the law of the State of New York without reference to its choice of law doctrine.

     16. Offices.

(a) The Office of GS&Co. for each Transaction is: One New York Plaza, New York, New York 10004.

(b) The Office of Counterparty for each Transaction is: 6]4 McKinley Place N.E., Minneapolis, Minnesota 55413.

     17. Arbitration.

(a) Arbitration is final and binding on Counterparty and GS&Co.

(b) Counterparty and GS&Co. are waiving their right to seek remedies in court, including the right to a jury trial.

(c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Any controversy between or among GS&Co. or its affiliates, or any of its or their partners, directors, agents or employees, on the one hand, and Counterparty or its agents and affiliates, on the other hand, arising out of or relating to the Agreement or any Transaction entered into hereunder, shall be settled by arbitration, in accordance with the then current rules of, at Counterparty's election, the American Arbitration Association ("AAA") or the Board of Arbitration of the New York Stock Exchange, Inc. ("BANYSE"). If Counterparty does not make such election by registered mail addressed to GS&Co. within five (5) Exchange Business Days after receipt of notification from GS&Co. requesting such election, then Counterparty irrevocably authorizes GS&Co. to make such election on behalf of Counterparty. The award of the arbitrators shall be final, and judgment upon the award rendered may be entered in any court, state or Federal, having jurisdiction.

Neither party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(i) the class certification is denied;

(ii) the class is decertified; or

(iii) the party is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under the Agreement except to the extent stated herein.

     18. Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any Transaction., by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.


                                       Yours sincerely,

                                       GOLDMAN, SACHS & CO.



                                        By:______________________
                                           Authorized Signatory

Agreed and Accepted By:
TECHNE CORPORATION

By: _______________________
    Name
    Title
..



                                  ANNEX A

              SUPPLEMENTAL CONFIRMATION FOR FULLY UNCOLLARED TRANSACTIONS

To:       Techne Corporation
          614 McKinley Place N.E.
          Minneapolis, MN 55413

From:     Goldman, Sachs & Co.

Subject:  Accelerated Share Repurchase Transaction - VWAP Pricing

Ref. No:  [Insert Reference No.]

Date:     [Insert Date]

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. ("GS&Co.") and Techne Corporation ("Counterparty") (together, the "Contracting Parties") on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

1.	This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of March 1, 2005 (the "Master Confirmation") between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:                        [  ], 2005. In a related transaction
                                   Counterparty agreed to purchase a number of Shares equal to the Number of Shares from GS&Co. on the Trade Date at the Forward Price per Share.

Forward Price:                     USD [ ] per Share

Valuation Date:                    [      ], 2005 (1)

Number of Shares:                  [       ] Shares

Termination Price:                 $15.00 per Share

Reserved Shares:                   6,000,000 Shares

(1) [ ] month(s) after the Trade Date.

3. Counterparty represents and warrants to GS&Co. that neither it (nor any "affiliated purchaser" as defined in Rule 1Ob-18 under the Exchange Act) have made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.


                                                Yours sincerely,

                                                GOLDMAN, SACHS & CO.


                                                By:__________________

                                                Authorized Signatory
Agreed and Accepted
By: TECHNE CORPORATION

By:____________________
Name:
Title:


                                  ANNEX B

                 SUPPLEMENTAL CONFIRMATION FOR COLLARED TRANSACTIONS

To:       Techne Corporation
          614 McKinley Place N.E.
          Minneapolis, MN 55413

From:     Goldman, Sachs & Co.

Subject:  Collared Accelerated Share Repurchase Transaction - VWAP Pricing

Ref. No:  EN50B4000000000

Date:     March 1, 2005

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction (the "Transaction") entered into between Goldman, Sachs & Co. ("GS&Co.") and Techne Corporation ("Counterparty") (together, the "Contracting Parties") on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below. The final terms of the Transaction shall be sent to Counterparty by GS&Co. substantially in the form of a Trade Notification attached hereto as Schedule A.

The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern. This Transaction constitutes a "Collared Transaction" for purposes of the Master Confirmation.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of March 1, 2005 (the "Master Confirmation") between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:                      As specified in the Trade Notification. In a
                                 related transaction Counterparty agreed to purchase a number of Shares equal to the Number of Shares from GS&Co. on the Trade Date at the Forward Price per Share.

Capped Settlement Amount:        The product of (a) 0.0% of the Hedge Period
                                 Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable
                                 Percentage.

Floor Settlement Amount:         The product of (a) 5.5% of the Hedge Period
                                 Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable
                                 Percentage.

Hedge Completion Date:           The Scheduled Trading Day on which GS&Co.
                                 finishes establishing its Hedge Positions, as determined by GS&Co. in its sole discretion.

Forward Price:                   USD $34.45 per Share

Hedge Period Market Price:       The NASDAQ Volume Weighted Average Price per
                                 share of the Shares over the Hedge Period
                                 (without regard to pre-open or after hours trading outside of regular trading sessions), as published by Bloomberg. For purposes of calculating the Hedge Period Market Price, the
                                 Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 1Ob-18(b)(2), and pursuant to the conditions of Rule 1Ob-
                                 18(b)(3) and (b)(4) each under the Exchange
                                 Act.

Hedge Forward Differential:      The product of (a) the difference between the
                                 Hedge Period Market Price minus the Forward
                                 Price multiplied by the product of (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Hedge Forward Cash
Settlement Amount:               The product of (a) the difference between the
                                 Settlement Price minus the Hedge Period Market
                                 Price multiplied by the product of (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Hedge Period:                    The number of Scheduled Trading Days from and
                                 including the Time of the Order to and
                                 including the Scheduled Trading Day upon which GS&Co. fully establishes its Hedge Positions.

Initial Payment Amount:          An amount in USD equal to the product of (i)
                                 5.0% multiplied by (ii) (Number of Shares x
                                 Forward Price) multiplied by (iii) the
                                 Applicable Percentage, payable by Counterparty to GS&Co. by 10:00 a.m. New York time on the Scheduled Trading Day immediately following the Trade Date.

Valuation Date:                  As specified in the Trade Notification.

Number of Shares:                2,902,758 Shares

Applicable Percentage:           As specified in the Trade Notification.

Reserved Shares:                 6,000,000 Shares

Termination Price:               $15.00 per Share

Counterparty Additional
Payment Amount:                   As specified in the Trade Notification.

3. Counterparty represents and warrants to GS&Co. that neither it (nor any "affiliated purchaser" as defined in Rule 10b-18 under the Exchange Act) have made any purchases of blocks pursuant to the proviso in Rule 1Ob-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.


[SIGNATURE PAGE FOLLOWS]


Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction by manually signing this Supplemental Confirmation or this page hereof as evidence of Agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No.212-428-1980/83.


                                          Yours sincerely,
                                          GOLDMAN, SACHS & CO.


                                          By:___________________________
                                          Authorized Signatory
Agreed and Accepted
By: TECHNE CORPORATION
By. ____________________
Name:
Title:





                                 SCHEDULE A

                 TRADE NOTIFICATION FOR COLLARED TRANSACTIONS

To: Techne Corporation
    614 McKinley Place N.E.
    Minneapolis, MN 55413

From: Goldman, Sachs & Co.

Subject: Collared Accelerated Share Repurchase Transaction-VWAP
         Pricing

Ref. No: EN50B4000000000

Date:  March 24,2005

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman, Sachs & Co. ("GS&Co.") and Techne Corporation ("Counterparty") (together, the "Contracting Parties") on the Trade Date specified below.

The definitions and provisions contained in the Supplemental Confirmation specified below are incorporated into this Trade Notification. In the event of any inconsistency between those definitions and provisions and this Trade Notification, this Trade Notification will govern.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of March 1, 2005 (the "Supplemental Confirmation") between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Supplemental Confirmation govern this Trade Notification.

The Supplemental Confirmation specified a method or formula for determining the amounts, dates or numbers below. The actual amounts, dates or numbers are as follows:

Trade Date:                             March 1, 2005

Hedge Completion Date:                  March 24, 2005

Capped Settlement Amount:               USD $0.00

Floor Settlement Amount:                USD $3,854,453.04

Hedge Forward Differential:             USD $8,529,761.82

Initial Payment Amount:                 USD $3,500,000.00

Counterparty Additional Payment Amount: USD $0.00

Valuation Date:                         December 23, 2005

Applicable Percentage:                  61.475%



                                Yours sincerely,
                                GOLDMAN, SACHS & CO.


                                By: ______________________
                                 Authorized Signatory






                                  ANNEX C

                      NET SHARE SETTLEMENT PROCEDURES

The following Net Share Settlement Procedures shall apply to the extent that Counterparty elects Net Share Settlement in accordance with the Master
Confirmation:

Net Share Settlement shall be made by delivery of the number of Shares equal in value to the Forward Cash Settlement Amount plus any Net Cash Amount, if applicable (the "Settlement Shares"), with such Shares' value based on the Net Share Settlement Price. Delivery of such Settlement Shares shall be made free of any contractual or other restrictions in good transferable form on the Net Share Settlement Date with Counterparty (i) representing and warranting to GS&Co. at the time of such delivery that it has good, valid and marketable title or right to sell and transfer all such Shares to GS&Co. under the terms of the related Transaction free of any lien charge, claim or other encumbrance and (ii) making the representations and agreements contained in Section 9.11 (ii) through
(iv) of the Equity Definitions to GS&Co. with respect to the Settlement Shares. GS&Co. or any affiliate of GS&Co. designated by GS&Co. (GS&Co. or such affiliate, "GS") shall resell the Settlement Shares during a period (the "Resale Period") commencing no earlier than the Net Share Valuation Date. The Resale Period shall end on the Exchange Business Day on which GS completes the sale of all Settlement Shares or a sufficient number of Settlement Shares so that the realized net proceeds of such sales exceed the Forward Cash Settlement Amount, plus the Net Cash Amount if applicable. Notwithstanding the foregoing, if resale by GS of the Settlement Shares, as determined by as in its sole discretion (i) occurs during a distribution for purposes of Regulation M, and if as would be subject to the restrictions of Rule 101 of Regulation M in connection with such distribution, the Resale Period will be postponed or tolled, as the case may be, until the Exchange Business Day immediately following the end of any "restricted period" as such term is defined in Regulation M with respect to such distribution under Regulation M or (ii) conflicts with any legal, regulatory or self-regulatory requirements or related policies and procedures applicable to as (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS), the Resale Period will be postponed or tolled, as the case may be, until such conflict is no longer applicable. During the Resale Period, if the realized net proceeds from the resale of the Settlement Shares exceed the Forward Cash Settlement Amount, plus the Net Cash Amount if applicable, GS shall refund such excess in cash to Counterparty by the close of business on the third Exchange Business Day immediately following the last day of the Resale Period. If the Forward Cash Settlement Amount, plus the Net Cash Amount if applicable, exceeds the realized net proceeds from such resale, Counterparty shall transfer to as by the open of the regular trading session on the Exchange on the third Scheduled Trading Day immediately following the last day of the Resale Period the amount of such excess (the "Additional Amount") in cash or in the number of Shares ("Make-whole Shares") in an amount that, based on the Net Share Settlement Price on the last day of the Resale Period (as if such day was the "Net Share Valuation Date" for purposes of computing such Net Share Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Counterparty elects to pay the Additional Amount in Shares, the requirements and provisions set forth below shall apply. This provision shall be applied successively until the Additional Amount is equal to zero.

Net Share Settlement of a Transaction is subject to the following conditions:

Counterparty at its sole expense shall:

(i) as promptly as practicable (but in no event more than five (5) Exchange Business Days immediately following the Settlement Method Election Date or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, no more than three (3) Exchange Business Day immediately following either the Cancellation Date or the Early Termination Date, as the case may be) tile under the Securities Act and use its best efforts to make effective, as promptly as practicable, a registration statement or supplement or amend an outstanding registration statement, in any such case, in form and substance reasonably satisfactory to as (the "Registration Statement") covering the offering and sale by GS of not less than 150% of the Shares necessary to fulfill the Net Share Settlement delivery obligation by Counterparty (determining the number of such Shares to be registered on the basis of the average of the Settlement Prices on the five (5) Exchange Business Days prior to the date of such filing, amendment or supplement, as the case may be), provided, however, that Counterparty shall not be deemed to have failed to comply with its obligation to file the Registration Statement until one (1) Exchange Business Day after GS&Co. has indicated that the Registration Statement is reasonable in form and substance to GS&Co. so long as Counterparty has delivered to GS&Co. a form of the Registration Statement Counterparty believes to be acceptable for filing prior to the expiration of the aforementioned five-day or three-day period, as the case may be;

(ii) maintain the effectiveness of the Registration Statement until GS has sold all shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations;

(iii)	have afforded GS and its counsel and other advisers a reasonable opportunity to conduct a due diligence investigation of Counterparty customary in scope for transactions in which GS acts as underwriter of equity securities, and as shall have been reasonably satisfied (with the approval of its Commitments Committee in accordance with its customary review process, which such approval shall not be unreasonably withheld) with the results of such investigation;

(iv) have negotiated and entered into an agreement with as providing for such covenants, conditions, representations and warranties, underwriting discounts, commissions, indemnities and contribution rights as are customary for GS equity underwriting agreements, together with customary certificates and opinions of counsel and letters of independent auditors of Counterparty to be delivered to as covering the shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations;

(v) have delivered to GS such number of prospectuses relating thereto as OS shall have reasonably requested and shall promptly update and provide GS with replacement prospectuses as necessary to ensure the prospectus does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(vi) reimburse GS for an underwriting counsel selected by GS (in its sole discretion);

(vii) have taken all steps necessary for the shares sold by as to be listed or quoted on the primary exchange or quotation system that the Shares are listed or quoted on;

(viii) have paid all reasonable and actual out-of-pocket costs and expenses of GS and all reasonable and actual fees and expenses of GS's outside counsel and other independent experts in connection with the foregoing; and

(ix) take such action as is required to ensure that GS's sale of the Shares does not violate, or result in a violation of, the federal or state securities laws.

In the event that the Registration Statement is not declared effective by the Securities Exchange Commission (the "SEC") or any of the conditions specified in
(ii) through (ix) above are not satisfied on or prior to the Valuation Date (or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, on or prior to the first Exchange Business Day following either the Cancellation Date or the Early Termination Date, as the case may be), then Counterparty may deliver Unregistered Shares (as defined below) to OS in accordance with the following conditions. If GS and Counterparty can agree on acceptable pricing (including any applicable discounts to the Net Share Settlement Price at which GS can sell the Unregistered Shares), procedures and documentation relating to the sale of such Unregistered Shares (including, without limitation, applicable requirements in (iii) through (ix) above and insofar as pertaining to private offerings), then such Unregistered Shares shall be deemed to be the "Settlement Shares" or "Make-whole Shares" for the purposes of the related Transaction and the settlement procedure specified in this Annex C shall be followed. Notwithstanding the delivery of the Unregistered Shares, Counterparty shall endeavor in good faith to have a registration statement declared effective by the SEC as soon as practical and shall use commercially reasonable efforts to maintain the effectiveness of any such registration statement. In the event that as has not sold sufficient Unregistered Shares to satisfy Counterparty's obligations to as contained herein at the time that a Registration Statement covering the offering and sale by GS of a number of Shares equal in value to not less than 150% of the amount then owed to GS is declared effective (based on the Net Share Settlement Price on the Exchange Business Day (as if such Exchange Business Day were the "Net Share Valuation Date" for purposes of computing such Net Share Settlement Price) that the Registration Statement was declared effective), as shall return al1 unsold Unregistered Shares to Counterparty and Counterparty shall deliver such number of Shares covered by the effective Registration Statement equal to 100% of the amount then owed to as based on such Net Share Settlement Price. Such delivered shares shall be deemed to be the "Settlement Shares" for the purposes of the related Transaction and the settlement procedure specified in this Master Confirmation (including the obligation to deliver any Make-whole Shares, if applicable) shall be followed. In all cases as shall be entitled to take any and all required actions in the course of its sales of the Settlement Shares, including without limitation making sales of the Unregistered Shares only to "Qualified Institutional Buyers" (as such term is defined under the Securities
Act), to ensure that the sales of the Unregistered Shares and the Settlement Shares covered by the Registration Statement are not integrated resulting in a violation of the securities laws and Counterparty agrees to take all actions requested by GS in furtherance thereof.

If GS and Counterparty cannot agree on acceptable pricing, procedures and documentation relating to the sales of such Unregistered Shares then the number of Unregistered Shares to be delivered to as pursuant to the provisions above shall be based on the value attributed by as to each Unregistered Share in a commercially reasonable manner and based on such value Counterparty shall deliver a number of Shares equal in value to the Forward Cash Settlement Amount, plus the Net Cash Amount, if applicable. For the purposes hereof "Unregistered Shares" means Shares that have not been registered pursuant to an effective registration statement under the Securities Act or any state securities laws ("Blue Sky Laws") and that cannot be sold, transferred, pledged or otherwise disposed of without registration under the Securities Act or under applicable Blue Sky Laws unless such sale, transfer, pledge or other disposition is made in a transaction exempt from registration thereunder.

In the event that Counterparty delivers Shares pursuant to an election of Net Share Settlement then Counterparty agrees to indemnify and hold harmless GS, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (as and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise. (i) relating to or arising out of any of the Transactions contemplated by this Master Confirmation concerning Net Share Settlement or (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, prospectus. Registration Statement or other written material relating to the Shares delivered to prospective purchasers, including in each case any amendments or supplements thereto and including but not limited to any documents deemed to be incorporated in any such document by reference (the "Offering Materials"), or arising out of or based upon any omission or alleged omission to state in the Offering Materials a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of this clause (i), Counterparty will not be liable to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission in the Offering Materials made in reliance upon and in conformity with written information furnished to Counterparty by as expressly for use in the Offering Materials, as expressly identified in a letter to be delivered at the closing of the delivery of Shares by Counterparty to GS. For the avoidance of doubt, this indemnification is not intended to influence the Company's selection of a settlement procedure of this contract. The foregoing indemnity shall exc1ude losses that as incurs solely by reason of the proceeds from the sale of a number of Shares equal to the Capped Number (as defined below) being less than the Forward Cash Settlement Amount plus any Net Cash Amount. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, c1aim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction or arbitrator to have resulted from GS's willful misconduct, gross negligence or bad faith in performing the services that are subject of this Master Confirmation. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty; provided that such Indemnified Party is seeking a claim for indemnification in relation to such expenses. In the event any Indemnified Party is found in a nonappealable judgment by a court of competent jurisdiction or arbitrator to have acted in gross negligence, willful misconduct or bad faith, such Indemnified Party shall return any amounts paid by Counterparty to such Indemnified Party in connection with such expenses. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of Net Share Settlement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. This indemnity shall survive the completion of any Transaction contemplated by this Master Confirmation and any assignment and delegation of a Transaction made pursuant to this Master Confirmation or the Agreement shall inure to the benefit of any permitted assignee of GS&Co.

In no event shall the number of Shares deliverable under these Net Share Settlement procedures (equal to the number of Settlement Shares (including, without duplication, any Unregistered Shares) and any Make-whole Shares), be greater than an amount of Shares equal to (i) the Reserved Shares minus (ii) the amount of any Shares actually delivered by Counterparty under any other Transaction(s) under this Master Confirmation (the result of such calculation, the "Capped Number"). Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:

                                     A-B

Where A = the number of authorized but unissued shares of Counterparty that are not reserved for future issuance on the date of the determination of the Capped Number; and

B = the maximum number of Shares that would be required to be delivered to third parties if Counterparty elected Net Share Settlement for all other transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised.